                                                                   EXHIBIT 10.39

                               SUB-LEASE AGREEMENT

1. PARTIES: This Sub-Lease, made this _____ day of September 1998, by and between BIKER'S DREAM, INC., hereinafter referred to as "Lessor" or "Biker's Dream" and BIG BIKE OF DAYTONA, INC., hereinafter referred to as the "Lessee" or "Big Bike."

2. PREMISES: Lessor, in consideration of the rents to be paid by Lessee, does hereby sub- lease to Lessee, the premises described in the Business Lease (the" Lease") attached hereto as Exhibit "A."

3. TERM: The term of this Sub-Lease shall be for the same term as the Lease. Lessee shall have the sole right, in its sole discretion, to elect any renewal term pursuant to the terms of the Lease. Absent such election, Lessee shall have no liability upon the Lease or this Sub-Lease.

4. RENT: Lessee agrees to pay Lessor annual rent in the amount as delineated in that certain Agreement executed between the parties.

5. USE: Lessee shall enjoy all use and enjoyment of the leasehold premises as provided for in the Lease.

        5.1 The leases premises shall be used and occupied only as a motorcycle and motorcycle related products retail store.

6. Big Bike shall purchase all insurance required in the Lease.

7. Biker's Dream shall pay real estate taxes, which shall be treated as additional rent under the Agreement.

8. Biker's Dream shall perform all initial repairs to the building. Thereafter, Big Bike shall undertake all maintenance as required by the Lease.

9. Big Bike shall be responsible for signs.

10. DEFAULT:

        10.1 If the Lessee fails to pay any installment of rent within 10 days after it becomes payable hereunder and after demand has been made therefor, or if the Lessee fails to maintain in full force and effect any insurance required by the terms hereof, or the Lessee fails to observe and perform any other provisions, covenant, or condition of this Sub-Lease required to be observed and performed by the Lessee, within 10 days after the Lessor shall have given notice to the Lessee of the failure of the Lessee to observe and perform the same, or if the Lessee abandons or vacates the premises during the term of this Sub-Lease, and in any such event, immediately or at any time thereafter, at the option of the Lessor, Lessor shall have the right to immediately re-enter and take possession of the premises and declare this Sub-Lease to be terminated, in which event this SubLease, all rights of the Lessee, and all duties of the Lessor shall immediately cease and terminate, and the Lessor may possess and enjoy the premises as though this Sub-Lease had never been made, without prejudice, however, to any and all rights of action against the Sub-Lease the Lessor may have for rent, damages, or breach of covenant, in respect to which the Lessee shall remain and continue liable notwithstanding such termination.

        10.2 If a petition in bankruptcy shall be filed by Lessee, or, if the Lessee shall be adjudicated a bankrupt, or made as assignment for the benefit of creditors, or if the interests of the Lessee shall be sold under execution or other legal process, the same, as if the Sub-Lease had not be made, and shall thereupon have the right to cancel this Sub-Lease, without prejudice, however, to the right of the Lessor to recover all unpaid rent for the period up to the time of entry. In case of any such entry, the Lessor shall relet the demised premises from time to time during the remainder of the term of this Sub-Lease for the highest rent obtainable, and may recover from the Lessee any deficiency between such amount and the rent herein reserved.

        10.3 If Biker's Dream defaults under the Lease, then Big Bike shall have the option to terminate this Sub-Lease.

11. NOTICES: Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given and received when personally delivered, when mailed by a nationally recognized overnight courier service and requiring a signed receipt on delivery, or when mailed in certified or registered form, postage prepaid, return receipt requested, and addressed to the appropriate address set forth in the signature pages of the Agreement, or to such other address after notification in writing is given to the other party pursuant to the terms hereof.

12. CONSTRUCTION:

        12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, and any action to enforce or construe any of its terms shall be brought, at Big Bike's election, in a court of competent jurisdiction located in Duval County, Florida.

        12.2 Captions. The titles and captions are not a part of this Sub-Lease and in no way define, describe, extend, or limit the scope or intent of any provision of this Sub-Lease.

        12.3 Entire Agreement. This Sub-Lease contains the entire understanding between the parties to this Sub-Lease. No representation was made by or on behalf of any party that is not contained in this Sub-Lease, and that in entering into this Sub-Lease no party relied upon any representation not contained in this Agreement.

        12.4 Agreement Freely Bargained. This Sub-Lease has been freely bargained and negotiated amongst the parties hereto and will not be construed more favorably against the party causing the same to be prepared.

        12.5 Severability. If any provision of this Sub-Lease, the deletion of which would not adversely affect the receipt of any material benefit by any party to this Sub-Lease or substantially increase the burden of any party to this Sub-Lease, is held to be invalid or unenforceable to any extent, then the remainder of this Sub-Lease will remain in full force and effect.

        12.6 Gender. Unless the context clearly indicates otherwise, wherever referenced in this Sub-Lease the singular number includes the plural, the plural the singular, and the use of any gender included all gender.

        12.7 Time of Essence. Time is of the essence.

        12.8 Computation of Time. In computing any time period set forth in this Sub-Lease, the day of the act, event, or default from which the designated period of time begins to run will not be computed. The last day of the computed period will be included, unless the last day is a Saturday, Sunday or legal holiday under the laws of the United States or the State of Florida, in which event the period will run until the end of the next day which is not a Saturday, Sunday or legal holiday. Intermediate Saturdays, Sundays and Holidays will be computed. A day will be deemed over at 5 p.m. Eastern Standard time (or daylight savings time if in effect).

        Notwithstanding anything herein otherwise provided, in the event that one of the parties fails to perform anything herein to be performed of accomplished by that party within the time herein set forth, then all times designated for performance or action required of the other party will be extended for a like number of days.

        12.9 Counterparts. This Sub-Lease may be executed in two or more counterparts, each of which shall be and be taken to be an original, and all collectively deemed one instrument.

13. ATTORNEYS FEES: In any dispute arising from this Sub-Lease or in any action taken to enforce the terms of this Sub-Lease, the prevailing party will be entitled to recover all costs including reasonable attorney's fees (through appeal, if necessary) from the other party.

14. RECORDING: This Sub-Lease shall not be recorded. Lessee agrees to execute and Lessor may record a memorandum of lease in order to comply with the Florida Mechanics' Lien Law.

15. LESSOR'S WAIVER: The Lessor hereby agrees to waive its right to distrain (a) upon trade equipment, inventory or chattels owned by Lessee or the occupant of the premises and situated upon the premises, and (b) any and all decals, signs, logos, descriptive literature and any other printed material bearing the name of Big Bike of Daytona, Inc. Such waiver shall not, however, apply to the building and improvements to be erected upon the premises.

        IN WITNESS WHEREOF, this Sub-Lease has been duly executed by the parties hereto as of the day and year first above written.

                                       Lessor: BIKER'S DREAM, INC.
                                               a California corporation

/s/ Kraig Kavanagh                     By: /s/ H. Rosenman
As to Lessor                           Name: H. Rosenman
                                       Its: Chairman & CEO

/s/ Drew Milburn
As to Lessor

                                       Lessee: BIG BIKE OF DAYTONA, INC.

                                       By:
----------------------------------        --------------------------------------
As to Lessee                           Name: Bruce Scott
                                       Its:  President

                                       By:   /s/ Matt Fenner
----------------------------------           -----------------------------------
As to Lessee                                 Matt Fenner, CFO
                                             for Bruce Scott